For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly or Carol McCune Daly Gray (Media) (703) 435-6293

Chatham Lodging Trust Delivers Strong Second Quarter Results

PALM BEACH, Fla., August 8, 2011—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium-branded select-service hotels, today announced results for the second quarter ended June 30, 2011.

2011 Second Quarter Highlights and Operating Results

•	Reported a 3.3 percent increase in revenue per available room (RevPAR) to $96.49 for the second quarter, in line with the company’s previously announced RevPAR guidance on June 29, 2011. RevPAR was negatively impacted by the completion of renovations during the quarter. Occupancy was up 2.6 percent to 83.2 percent and average daily rate (ADR) was up 0.7 percent, to $115.97.

•	Pro forma disclosures include the results for 18 hotels consisting of the 13 hotels owned at June 30, 2011 plus the five hotels acquired on July 14, 2011.

•	Pro forma revenue per available room (RevPAR) for the second quarter was $105.79, an increase of 2.5 percent from the comparable period in 2010, assuming the company owned all 18 of its hotels for the entire second quarter. Two of the five hotels acquired from Innkeepers were under significant renovation during 2011.

•	Pro forma RevPAR for the company’s 18 hotel portfolio was up approximately 6 percent in June and July, the first two months without significant ongoing renovations.

•	Reported a net loss of $1.9 million, or $0.14 per diluted share, in the 2011 second quarter, compared to a net loss of $0.6 million, or $0.09 per diluted share, in the comparable period in 2010.

•	Generated adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $4.3 million, compared to $1.0 million in 2010.

•	Reported adjusted funds from operations (AFFO) of $3.3 million, or $0.24 per diluted share, compared to $0.8 million, or $0.11 per diluted share in 2010.

•	Recorded gross operating profit (GOP) margins (hotel operating revenue less hotel operating expenses, before property taxes and insurance) of 44.4 percent for the 13 hotels owned at June 30, 2011, up 70 basis points over the same 13 hotels for the second quarter 2010, regardless of who owned the hotel for the comparable periods.

•	Completed significant renovations at five of the company’s 13 hotels, or 40 percent of the company’s portfolio.

•	Completed the first of two Innkeepers acquisitions in July and is set to complete the joint venture acquisition in the near future. Invested $195 million through the acquisition of five hotels comprising 764 rooms, or $255,000 per room, and will close on the investment in a joint venture with Cerberus Capital Management LP to purchase 64 hotels comprising approximately 8,300 rooms in the next two weeks.

“We had strong operating performance in the second quarter, delivering solid operating results and completing renovations on 40 percent of our portfolio on time and under budget,” said Jeffrey H. Fisher, Chatham’s chief executive officer and president. “We already are starting to see these investments pay off with accelerating RevPAR growth after the renovations. In the locations where we have completed renovations during 2011, market RevPAR is up approximately 10 percent for the year. As a result, extended stay occupancy is returning to more normalized levels in our renovated hotels. Our ability to leverage those occupancy levels to drive rate and operating profits is greatly enhanced.”

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Year-to-Date Results

•	RevPAR improved 0.9 percent to $89.16 from the comparable period in 2010, due to the impact from the significant ongoing renovations. Occupancy was down 0.1 percent to 77.3 percent, and ADR was up 1.0 percent to $115.27.

•	Pro forma RevPAR year to date was $96.63, an increase of 0.1 percent from the comparable period in 2010.

•	Net loss was $2.0 million, or $0.15 per diluted share, for 2011 year to date, versus a net loss of $0.6 million, or $0.18 per diluted share, for the comparable 2010 period.

•	GOP margins declined 70 basis points to 41.3 percent in 2011, compared to 42.0 percent in 2010 for the 13 hotels owned at June 30, 2011, regardless of who owned them for the comparable period. The decline is due to the adverse effect of the renovations.

•	Adjusted EBITDA rose sharply to $7.0 million in 2011, compared to $1.0 million in 2010.

•	Adjusted FFO improved to $4.8 million in 2011, compared to $0.8 million in 2010 and Adjusted FFO per diluted share outstanding was $0.37 in 2011 versus $0.21 in 2010.

Innkeepers Acquisitions

Subsequent to the end of the 2011 second quarter, Chatham acquired the five Innkeepers hotels listed below, which comprise a total of 764 rooms, at an average cost of approximately $255,000 per room. “Based on the $195 million purchase price and 2011 projections, this price equates to a net operating income (NOI) cap rate of 7 percent and an EBITDA multiple of 13.2x, strong metrics considering that two of the five hotels were under renovation during 2011,” Fisher said.

Hotel	Location	Rooms
Residence Inn Anaheim	Garden Grove, CA	200
Residence Inn San Diego	Mission Valley, CA	192
Residence Inn Tysons Corner	Tysons Corner, VA	121
Doubletree Guest Suites Washington, D.C.	Washington, D.C.	105

Homewood Suites on the Riverwalk	San Antonio, TX	146

Total:		764

Chatham expects to close on the acquisition of an approximate 9 percent interest in a joint venture for $37 million with affiliates of Cerberus Capital Management, L.P. in the next couple of weeks. The joint venture will acquire 64 hotels with 8,329 rooms for $1.125 billion from subsidiaries of Innkeepers USA Trust, including the assumption of $724 million of debt.

The two investments will be partially funded through the assumption of five individual mortgage loans totaling $134.2 million secured by the above assets with a weighted average interest rate of 6 percent. The remainder will be funded with available cash and borrowings under Chatham’s senior secured revolving credit facility.

Chatham has an option, during the 120 days following the closing of the joint venture’s purchase of the 64 Innkeepers hotels, to purchase certain additional hotels from a subset of the joint venture’s pool of Innkeepers hotels, which already have been determined by Cerberus and Chatham, for an aggregate purchase price of approximately $100 million. Chatham and Cerberus may agree to increase the amount of hotels available to purchase from the subset of hotels during this option period. Chatham expects to earn returns above its 9 percent interest through a promote structure that is based on the joint venture meeting certain return thresholds.

“We know this portfolio inside and out, having bought or built and sold these properties once already,” Fisher said. “To be able to round-trip this investment at a significant discount to both replacement cost and the value we sold at in 2007 means we will be able to generate excellent returns for our shareholders and our partner. These deals are truly transformative for Chatham, doubling our investment portfolio and demonstrating our ability to continue to execute on our original business plan of buying undervalued, premium branded, select-service hotels in major coastal locations using our vast relationships in the lodging industry.

“The five hotels we added to our portfolio perfectly exemplify our acquisition strategy—to buy the highest quality, upscale extended stay and limited-service hotels, concentrated in high-barrier-to-entry markets with strong and diverse demand generators. With the joint venture, we are able to participate in an off balance sheet, higher leveraged investment in hotels that we understand better than anyone, hotels we believe will generate strong returns for our shareholders,” Fisher continued.  “Additionally, we believe the potential to acquire hotels from the joint venture will provide meaningful growth to the company. The joint venture also allows us to more efficiently leverage the REIT’s overhead structure in our role as asset manager of the joint venture.”

Pittsburgh Acquisition Update

Chatham expects to close on the previously announced acquisition of the Residence Inn Pittsburgh University Medical Center in the 2011 third quarter.

Property Upgrade Status

The company has substantially completed the planned major renovations on five hotels requiring full renovations during 2011. These five hotels account for approximately 40 percent of the company’s rooms. The company spent approximately $10.1 million on the renovations as of June 30, 2011. The company began its final 2011 planned renovation of the Homewood Suites Maitland, Fla. in July and expects to complete that renovation during the third quarter.

Two of the five hotels recently acquired from Innkeepers, the Residence Inn in San Diego, Calif. and the Residence Inn in Tyson’s Corner, Va., were fully renovated during the 2011 second quarter, with Innkeepers spending approximately $5 million on the renovations prior to Chatham buying the hotels. The Residence Inn in Garden Grove, Calif. (Anaheim area) is the only hotel of the five-property portfolio that will require an extensive renovation in the next three years and its renovation is planned for 2012.

“By the end of 2011, we will have fully renovated almost 60 percent of Chatham’s 18-hotel portfolio, and in the joint venture, approximately 50 of the 64 hotels will be renovated in 2011 or have been renovated between 2007 and 2009,” said Dennis M. Craven, chief financial officer. “Both the Chatham and the joint venture portfolios are well positioned to benefit from the highly anticipated lodging upcycle.”

Balance Sheet

As of June 30, 2011, the company had approximately $31 million of cash and cash reserves and borrowing capacity of approximately $85 million under the company’s credit facility. The credit facility includes an accordion feature to increase the borrowing capacity to $110 million.

Capital Structure

At June 30, 2011, the company had debt outstanding of approximately $12 million, comprised of amounts owed on two separate loans collateralized by single hotels. The weighted average interest rate on the two loans is 5.91 percent.

During the second quarter, the company amended certain covenants related to the company’s consolidated leverage ratio and fixed charge coverage ratio. Subject to certain conditions, the line of credit maintains its accordion feature that provides the company with the ability to increase the facility to $110 million. “These amendments, combined with our February common share offering, will allow us to capitalize on these transformative acquisitions and deliver enhanced net asset value,” Craven added. “To continue our growth strategy, we will need to fund that growth by recycling our capital through the sale of existing hotels and reinvesting those proceeds or by issuing equity at pricing that enhances Chatham’s net asset value. Our leverage profile has risen as a result of these transactions we are closing subsequent to the end of the quarter but we are comfortable with temporarily increasing our leverage at this stage of the lodging cycle to take advantage of these unique opportunities.”

Dividend

On June 17, 2011, the company declared a common share dividend of $0.175 per share, paid on July 15, 2011 to shareholders of record on June 30, 2011. The company will continue to evaluate its dividend policy on a quarterly basis.

2011 Guidance

The company is maintaining its guidance that was issued in its press release dated June 29, 2011, except for net income and net income per share which has been reduced approximately $2 million due to accelerated depreciation on assets replaced during its renovations. Key guidance points are reiterated below:

	Initial	Updated
	2011 Guidance	2011 Guidance	2012 Forecast
RevPAR	$91-$93	$97-$99	$104-$106
RevPAR growth	+3-5%	+3-5%	+6-8%
Adjusted EBITDA	$16.5-$17.5 M	$26-$27 M	$42-$45 M
Adjusted funds from operation (“FFO”)	$11.5-$12.5 M	$12.5-$13.5 M	$20-$23 M
Adjusted FFO per diluted share	$0.86-$0.93	$0.93-$1.00	$1.45-$1.66
Hotel EBITDA margins	34-35%	36-37%	38-40%

Earnings Call

The company will hold a conference call regarding its second quarter 2011 results tomorrow, August 9, 2011, at 10 a.m. Eastern time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by calling 1-877-941-6009, reference number 4458922. A recording of the call will be available by telephone until midnight on Tuesday, August 16, 2011, by dialing 1-800-406-7325, reference number 4458922. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia, has one additional hotel comprising 174 rooms/suites under contract to purchase and holds a minority investment in a joint venture that is set to acquire 64 hotels in the 2011 third quarter. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; and depreciation and amortization. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and non-cash share-based compensation, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 8, 2011, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share data)
	June 30,	December 31,
	2011	2010
	(unaudited)
Assets:
Investment in hotel properties, net	$210,543	$208,080
Cash and cash equivalents	14,971	4,768
Restricted cash	15,637	3,018
Hotel receivables (net of allowance for doubtful accounts
of approximately $6 and $15, respectively)	1,351	891
Deferred costs, net	4,546	4,710
Prepaid expenses and other assets	1,794	735

Total assets	$248,842	$222,202

Liabilities and Equity:
Debt	$12,174	$50,133
Accounts payable and accrued expenses	5,645	5,248
Distributions payable	2,464	1,657
Total liabilities	20,283	57,038

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at June 30 ,2011	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized;
13,820,854 and 13,819,939 shares issued and outstanding,
respectively at June 30, 2011
and 9,208,750 shares issued and outstanding at December 31,
2010	138	92
Additional paid-in capital	238,928	169,088
Accumulated deficit	(11,233)	(4,441)
Total shareholders' equity	227,833	164,739

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	726	425
Total equity	228,559	165,164

Total liabilities and equity	$248,842	$222,202

CHATHAM LODGING TRUSTConsolidate	d Statement of Operations(In thousand	s,

except share and per share data)(unau	dited)For the three months endedF		or
the six months endedJune 30,	June
30,2011201020112010	Revenue:Room $14,489 $
4,544 $26,628	$4,544 Other operating
413 114	762 11		4
Total revenue 14,902	4,658 27,		390
4,658 Expenses:Hotel op	erating expenses:Room
3,218 1,070	6,212 1,070 Ot		her
operating 5,118	1,595 10,03		2
1,595 Total hotel operati	ng expenses 8,336
2,665 16,244	2,665 Depreciation and
amortization 3,804	402
5,249 402 Property	taxes and insurance
1,068 247	2,100 247
General and administrative	1,570 972
2,838 972	Hotel property acquisition costs
1,398 1,005	1,483		1,005
Total operating expenses	16,176 5,291
27,914 5,291 Operat	ing income (loss) (1,2		74)
(633)	(524) (633)Interest a		nd
other income	6 38
12 38 Intere	st expense, including amortization of
deferred fees (642)	—
(1,415) — Loss	before income tax expense
(1,910) (595)	(1,927)	(595)I	ncome
tax expense (26)	(47)
(28) (47)Net loss a	ttributable to common shareholders
$(1,936) $(642)	$(1,955) $(642)Los		s per
Common Share — Basic:Net loss attribu	table to common shareholders $(0.14)		$
(0.09) $(0.15)	$(0.18)Loss per Common S		hare
- Diluted:Net loss attributable to co	mmon shareholders $(0.14) $
(0.09) $(0.15)	$(0.18)Weighted average number of
common shares outstanding:Basic	13,757,449 7,119,725
12,784,515 3,580,028 Diluted	13,757,449 7,119,725
12,784,515 3,580,028

CHATHAM LODGING TRUSTFFO and EBITDA(In thousands, except share and per share data)(unaudited)For the three months endedFor the six months endedJune 30,June 30,2011201020112010Funds From Operations (“FFO”):Net loss attributable to common shareholders $ (1,936) $(642) $(1,955) $ (642)Depreciation 3,791 397 5,223 397     FFO 1,855 (245) 3,268 (245)Hotel property acquisition costs 1,398 1,005 1,483 1,005 Adjusted FFO $ 3,253 $ 760 $ 4,751 $ 760 Weighted average number of common sharesand units outstanding:Basic 13,757,449 7,119,725 12,784,515 3,580,028 Diluted 13,757,449 7,119,725 12,784,515 3,580,028

For the three months endedFor the six months endedJune 30,June 30,2011201020112010Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):Net loss attributable to common shareholders $(1,936) $ (642) $(1,955) $(642)Interest expense 642 — 1,415 - Income tax expense 26 47 28 47 Depreciation and amortization 3,804 402 5,249 402 EBITDA 2,536   (193) 4,737 (193)Hotel property acquisition costs 1,398 1,005 1,483 1,005 Share based compensation 393 224 786 224 Adjusted EBITDA $4,327   $ 1,036 $ 7,006 $ 1,036